EXHIBIT 99.1


[ROSLYN BANCORP, INC. LOGO]
ONE JERICHO PLAZA, P.O. BOX 9005, JERICHO, NY  11753


                                    FOR IMMEDIATE RELEASE
                                    Contact:  Mary M. Feder
                                              Vice President, Investor Relations
                                              (516) 942-6150



     ROSLYN BANCORP, INC. REPORTS SECOND QUARTER 2003 FINANCIAL PERFORMANCE

               RECORD LOAN ORIGINATIONS AND PROPOSED MERGER WITH
             NEW YORK COMMUNITY BANCORP, INC. HIGHLIGHT THE QUARTER

---------------------
  TOP LINE RESULTS
SECOND QUARTER 2003
---------------------

o  ACHIEVED QUARTERLY EPS OF $0.49 FOR THE SECOND QUARTER 2003
o  EPS GROWTH RATE OF 14.0% FOR THE SIX MONTHS ENDED JUNE 30, 2003
o  RETURN ON EQUITY OF 28.17% CASH BASIS; 26.47% REPORTED BASIS
o RECORD LOAN ORIGINATIONS FOR THE QUARTER TOTALED $682.9 MILLION; UP 214.7% FROM THE PRIOR YEAR QUARTER, AND 23.8% ON A LINKED QUARTER BASIS
o MULTI-FAMILY PORTFOLIO NOW REPRESENTS 51.0% OF COMMERCIAL LOAN PORTFOLIO; VERSUS 22.4% FOR PRIOR YEAR PERIOD
o  CONSTRUCTION, MULTI-FAMILY AND COMMERCIAL REAL ESTATE LOAN ORIGINATIONS
   FOR THE QUARTER REACHED A RECORD $608.9 MILLION, INCLUDING $535.7 MILLION MULTI-FAMILY
o  NON-PERFORMING LOANS DECREASED BY 33.2% FROM YEAR-END
o  FIVE DE NOVOS CURRENTLY UNDERWAY; ADDITIONAL BRANCH OPENINGS IN THE PIPELINE
o A QUARTERLY CASH DIVIDEND INCREASE OF 19.2% TO $0.155 OVER PRIOR YEAR, YIELDING 2.9% AT QUARTER-END
o  INDUSTRY LEADING EFFICIENCY RATIO OF 25.34% CASH
   BASIS; 28.59% REPORTED BASIS
o  FEES AND SERVICE CHARGE INCOME FOR THE QUARTER UP 20.5% ON A LINKED
   QUARTER BASIS
o  STOCK REPURCHASES OF 2.47 MILLION SHARES DURING QUARTER


-----------------
  JERICHO, NY
 JULY 16, 2003
-----------------
Roslyn Bancorp, Inc. (NASDAQ: RSLN), the holding company for The Roslyn Savings Bank, today reported diluted earnings per share of $0.49 for the quarter ended June 30, 2003, an increase of 8.9%, as compared with $0.45 diluted earnings per share for the comparable prior year period. For the second quarter of 2003, the Company produced earnings of $35.6 million, yielding a return on average equity and assets of 26.47% and 1.26%.

On a year-to-date basis, the Company reported earnings of $73.1 million, or diluted earnings per share of $0.98, representing a 14.0% increase in diluted earnings per share over the first six months of 2002.

Commenting on the Company's second quarter performance, Joseph L. Mancino, Roslyn Bancorp, Inc.'s President and Chief Executive Officer stated, "Our second quarter results continue to reflect our 2003 strategic initiative of transitioning the balance sheet, as evidenced by our exceptional loan growth which was funded entirely through redeploying cash flows from mortgage-backed securities. This quarter continued to mark several strong accomplishments for Roslyn, including a continued trend of industry leading returns on equity and efficiency, and the strength and quality of our multi-family loan originations. We are pleased with our financial results to date and with the previously announced merger that strategically aligns our Company with New York Community Bancorp. The proposed merger joins a dominant multi-family lender with a premier deposit accumulator, creating a dynamic and powerful franchise. We believe the proposed merger has been extremely well received by the financial community and the new company will remain focused on providing substantial shareholder returns."

---------------------
   PREMIER RETAIL
 BANKING FRANCHISE
---------------------
Total deposits increased $939.1 million, or 18.2%, from June 30, 2002, with core deposit growth accounting for $707.2 million, or 75.3%, of overall deposit growth. At June 30, 2003, core deposits represented 44.5% of total deposits, a substantial increase over prior period percentages of 38.8% at June 30, 2002; 38.6% at December 31, 2001; and 32.8% upon the completion of Roslyn's acquisition of T R Financial Corp. in February of 1999.

Roslyn's core deposit mix and its average cost of funds on a linked quarter and annual basis is reflected below: BALANCE AT 6/30/2003

                                                                 SIX-MONTH
                                       BALANCE AT   BALANCE AT    DOLLAR     ANNUALIZED   BALANCE AT  ANNUAL DOLLAR    ANNUAL
                                       6/30/2003     12/31/02     GROWTH     % GROWTH     6/30/2002     GROWTH       % GROWTH
                                      ----------------------------------------------------------------------------------------
                                                                 (Dollars in thousands)
Savings and money market accounts     $ 2,124,747  $2,058,293    $ 66,454      6.5%      $ 1,503,689   $ 621,058       41.3%
Interest-bearing demand deposit
  accounts                                342,314     309,724      32,590     21.0           285,381      56,933       19.9
Non-interest bearing demand deposit
  accounts                                238,823     213,364      25,459     23.9           209,565      29,258       14.0
                                      -----------  ----------   ---------                -----------   ---------
TOTAL CORE DEPOSITS                   $ 2,705,884  $2,581,381   $ 124,503      9.6       $ 1,998,635   $ 707,249       35.4
                                      ===========  ==========   =========                ===========   =========

AVERAGE COST OF FUNDS                        0.95%       1.37%                                  1.12%
                                             =====       =====                                  =====


Despite the Company's exceptional ability to garner deposit share, during the second quarter of 2003, management de-emphasized its deposit growth potential due to unsatisfactory reinvestment returns and the Company's ability to fund all of its loan originations by redeploying cash flows from its mortgage-backed securities portfolio.

Although the Company focused on controlling deposit growth during the quarter, Roslyn continues to move forward with its de novo strategy, which improves its geographic footprint in its current market area. The 10 most recent de novo branches, opened from November 2001 through December 2002, have gathered an aggregate $380.6 million in deposits, with 51% of these deposits qualifying as core.

The eight most recent branches have reached profitability on average in 6.1 months, substantially better than the industry average and further demonstrating Roslyn's agility in executing its de novo branching strategy.

The Company currently has five new de novo branches in progress, including one in Commack, New York and another in Port Washington, New York. These two branches are expected to open by September 30, 2003. The Company has three other branch openings in the pipeline and has identified additional locations for the future.

The following table summarizes the Company's traditional de novo branching activity since December 1998:

                                                                                                                ANNUALIZED
                                     DEPOSITS    DEPOSITS     DOLLAR                                             GROWTH OF
                                   ACCUMULATED  ACCUMULATED   GROWTH                             NUMBER OF       BRANCHES
                  PUBLIC OPENING    THROUGH      THROUGH      DURING   CURRENT CORE  COST OF     MONTHS TO       REACHING
     LOCATION         DATE          6/30/03      12/31/02      2003     PERCENTAGE    FUNDS    PROFITABILITY   PROFITABILITY
==============================================================================================================================
                                         (In thousands)
                                --------------------------------------
Oceanside           Dec-98      $    148,490   $   146,116  $   2,374       38 %       2.31 %              4              3 %
Smithtown           Dec-98           134,456       135,867     (1,411)      36         2.40               12              2
Merrick             Dec-00            63,370        59,423      3,947       49         2.01                8             13
East Meadow         Dec-00            84,960        78,218      6,742       45         2.14                6             17
Forest Hills        Dec-00            72,078        70,218      1,860       26         2.62               11              5
Syosset             Nov-01            69,146        78,803     (9,657)      59         2.20                4             25
Astoria             Dec-01            46,606        21,317     25,289       69         2.33               13            239
Freeport            Jan-02            20,590        16,039      4,551       58         1.90                -             57
Bayridge            Mar-02            40,338        30,002     10,336       34         3.00                7             69
Throgs Neck         Mar-02            40,880        29,907     10,973       54         2.28                7             74
West Babylon        Sep-02            24,206        15,476      8,730       42         1.95                9            114
Ridgewood           Oct-02            16,781         9,487      7,294       43         1.96                -            155
Lake Success        Nov-02            33,014        16,827     16,187       40         2.01                4            194
Plainview           Nov-02            60,572        23,724     36,848       43         2.05                2            313
St. James           Dec-02            28,494           857     27,637       59         1.92                3          6,503
------------------------------------------------------------------------------------------------------------------------------
               TOTALS/AVERAGE   $    883,981   $   732,281  $ 151,700       44         2.27              6.9             42
==============================================================================================================================

------------------
 EXCEPTIONAL LOAN
     GROWTH
------------------
Roslyn's niche in multi-family fundings and lending for single-family housing developments continues to grow and provides the Company with historically safe credit quality, greater liquidity and an enhanced interest rate risk profile.

This quarter, total loan originations reached a record level of $682.9 million, up $465.9 million, or 214.7%, from the prior year quarter. The Company's multi-family, construction and commercial real estate fundings for the quarter ended June 30, 2003 totaled $608.9 million, up 303.2% from the prior year quarter. Overall, the Company experienced net loan growth of $290.6 million on a linked quarter basis, representing annualized net portfolio growth of 35.6%.

The Company's strong multi-family and other commercial real estate origination progress is reflected in the growth of this portfolio over the past twelve months, which is detailed in the following table:

                                       JUNE 30,      % OF     JUNE 30,     % OF                      ANNUALIZED
                                        2003         TOTAL      2002       TOTAL      $ INCREASE     % INCREASE
                                        ----         -----      ----       -----      ----------    -------------
                                                  (Dollars in thousands)

Multi-family permanent             $  1,228,460      51.0%   $   289,432   22.4 %     $   939,028      324.4 %
Construction and development
 (including multi-family rehab)         484,893      20.2        402,458   31.2            82,435       20.5
Commercial real estate                  693,407      28.8        598,429   46.4            94,978       15.9
                                       --------      ----        -------   ----            ------
  TOTAL                            $  2,406,760     100.0%   $ 1,290,319  100.0 %     $ 1,116,441       86.5
                                   ============     ======   ===========  =======     ===========

Similar trends  prevail on a linked quarter basis,  and are detailed as follows:

                                                                                                      QUARTERLY %   ANNUALIZED %
                                       JUNE 30,      % OF        MARCH 31,    % OF     $ INCREASE/    INCREASE/      INCREASE/
                                         2003        TOTAL        2003        TOTAL     (DECREASE)    (DECREASE)     (DECREASE)
                                         ----        -----        ----        -----     ----------    ----------     ----------
                                                (Dollars in thousands)

Multi-family permanent             $   1,228,460     51.0 %    $   731,291     38.4%   $   497,169       68.0%          271.9%
Construction and development
  (including multi-family rehab)         484,893     20.2          457,817     24.0         27,076        5.9            23.7

Commercial real estate                   693,407     28.8          716,473     37.6        (23,066)      (3.2)          (12.9)
                                         -------     ----          -------     ----        --------
  TOTAL                            $   2,406,760    100.0%     $ 1,905,581    100.0%   $   501,179       26.3           105.2
                                   =============    ======     ===========    ======   ===========

Roslyn has projected 2003 annual loan originations of $1.7 billion to $2.0 billion, of which 85% is estimated to be in multi-family products. The Company continues to believe that it will meet or exceed its 2003 origination target. The current pipeline is $1.45 billion, reflecting strong origination capacity for upcoming quarters.

                                                    PIPELINE
                                                    BALANCE          LOAN COUNT
                                                  -----------        ----------
                                            (Dollars in thousands)
        Multi-family - permanent                  $  544,664            193
        Construction/rehab - multi-family            511,236             86
        Construction - subdivision                   140,898             40
        Construction - other                         170,250             40
        Commercial real estate                        84,667             51
                                                  ----------
          TOTAL PIPELINE                          $1,451,715            410
                                                  ==========

Roslyn's expertise in multi-family lending extends into both construction rehabilitation and permanent financing. By offering both of these products, among others, to its customers, Roslyn serves as a full-service provider of funds, which is a distinct advantage in the highly competitive multi-family market.

Additionally, Roslyn continues to be recognized as the leading provider of funds for the construction of single-family housing subdivision developments on Long Island, a business it has excelled in for over 50 years. The Company capitalizes on its extensive knowledge of local market areas and seeks to maintain relationships with well-established builders and developers that have historically solid reputations and strong financial performance over many years and multiple economic cycles. This portfolio provides Roslyn with attractive spreads of approximately 300 basis points and short-duration assets, as the average life of these credits approximates 18-24 months. Asset quality for this portfolio has been pristine, as the Company has not experienced a charge-off in subdivision originations since 1993.

--------------------
 STOCK REPURCHASE
     UPDATE
--------------------
During the second quarter, the Company purchased 2,472,900 shares of its common stock at an average price of $18.63 per share. For the quarter ended June 30, 2003, repurchase activity reduced weighted average shares outstanding for earnings per share purposes by approximately 1.7 million shares. As of June 30, 2003, the Company had repurchased 545,185 of the 7.6 million shares authorized in the Company's tenth stock repurchase program. Future purchases will be made from time to time, in light of market conditions, at management's discretion. Additionally, subject to applicable legal requirements, Roslyn has the ability under the merger agreement to purchase shares of Roslyn or New York Community Bancorp common stock from time to time prior to completion of the merger with New York Community Bancorp.

---------------------
  STRATEGIC MERGER
       WITH
     NEW YORK
     COMMUNITY
    BANCORP, INC.
----------------------
On June 27, 2003, Roslyn Bancorp, Inc. and New York Community Bancorp, Inc. (NYSE: NYB) jointly announced the signing of a definitive agreement under which the two companies will combine in a strategic merger. A press release and certain other information pertaining to the proposed merger of the Company with and into New York Community Bancorp, Inc. has been filed with the United States Securities and Exchange Commission. Please refer to the disclosure at the end of this release for information about where investors can obtain additional information about the merger. The transaction, which is valued at approximately $1.579 billion, is expected to close in the fourth quarter of 2003, pending shareholder and regulatory approval. Under the terms of the agreement, which has been unanimously approved by the Boards of Directors of both companies, Roslyn Bancorp, Inc. will merge with and into New York Community Bancorp, Inc. and The Roslyn Savings Bank will operate as a division of New York Community Bank subject to customary conditions, including the receipt of necessary regulatory and stockholder approvals. Shareholders of Roslyn will receive .75 of a share of New York Community common stock in a tax-free exchange for each share of Roslyn stock held at the merger date. At the time of the announcement, the transaction valued each Roslyn share at $20.33, based on New York Community's closing price of $27.10 per share at June 26, 2003. As of the close of market on July 15, 2003, the transaction valued each Roslyn share at $24.34, based on New York Community's closing price of $32.45 per share for the same day, representing a 19.7% increase in just 12 business days.

---------------------
   TWENTY-FOURTH
    CONSECUTIVE
 QUARTERLY DIVIDEND
     INCREASE
---------------------

On June 11, 2003, Roslyn paid a quarterly cash dividend of $0.1550 per common share. This dividend represents a 19.2% increase over the prior year quarter and is the Company's twenty-fourth consecutive quarterly dividend increase. The dividend was paid to shareholders of record on May 30, 2003 and represents a quarter-end dividend yield of 2.9%.

            RESULTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED
                                  JUNE 30, 2003
---------------
 NET INCREASE
   INCOME
---------------
For the quarter ended June 30, 2003, net interest income and net interest margin were $61.7 million and 2.30%, respectively, compared to $70.0 million and 3.04% for the prior year quarter. On a linked quarter basis, net interest income decreased $8.8 million. This decrease was attributable to a $105.5 million decrease in average interest- earning assets and the Company's net interest margin being adversely impacted by the latest Federal Reserve Board rate cut which continued to drive historically high levels of mortgage prepayments underlying the Company's mortgage-backed securities portfolio. The Company remains committed to redeploying its available cash flows into higher yielding multi-family loans as evidenced by the $266.6 million reduction in the securities portfolio during the quarter and a $290.6 million increase in the loan portfolio. On a year-to-date basis, the Company has effectively decreased its securities portfolio by $473.4 million while increasing loans by $389.9 million.

For the six months ended June 30, 2003, similar trends prevailed as net interest income and net interest margin decreased from the comparable 2002 period. Net interest income was $132.1 million for the six months ended June 30, 2003, as compared to $134.5 million for the six months ended June 30, 2002.

Detailed below is information regarding the composition and characteristics of the Company's investment portfolio, excluding held-to-maturity securities, as of June 30, 2003, and comparable statistics as of March 31, 2003 and December 31, 2002:

                                                           WEIGHTED AVERAGE    WEIGHTED AVERAGE    WEIGHTED AVERAGE
      SECURITY TYPE                        AMOUNT        DURATION (IN YEARS)   LIFE (IN YEARS)          YIELD
      -------------                        ------        -------------------   ---------------          -----
                                      (in thousands)
FHLMC/FNMA/GNMA CMOs                 $    5,328,828              0.65               0.68                 4.60 %
Whole loan CMOs (AAA)                        24,828              0.29               0.31                 5.47
Agency  MBS pass-throughs                   155,527              2.26               2.43                 6.99
Federal agency debentures                   379,712              0.22               0.23                 3.62
Debt securities - fixed (Inv. grade)          6,301             17.04              18.24                 7.29
Debt securities - adj. (Inv. grade)         318,918              0.32               0.33                 3.43
Common stock                                 39,351               -                  -                    -
Preferred stock (Inv. grade)                184,871               -                  -
Trust preferreds                            118,475               -                  -
                                     --------------
                                    $     6,556,811              0.66               0.69                 4.54
                                    ===============
COMPARABLE STATISTICS AT:
   MARCH 31, 2003                   $     6,725,582              0.84               0.89                 5.31
                                    ===============
   DECEMBER 31, 2002                $     6,938,893              1.23               1.30                 5.62
                                    ===============

The unrealized appreciation in the available-for-sale portfolio totaled $35.8 million at June 30, 2003. At June 30, 2003, the Company had forward commitments of $1.79 billion to purchase agency-backed collateralized mortgage obligations. These forward commitments, with a weighted average yield of 3.59% and a weighted average life of 1.27 years, are scheduled to settle within 30 days from June 30, 2003. Additionally in the current rate environment, the Company expects third quarter 2003 MBS paydowns to approximate $2.1 billion, and has completed year-to-date MBS sales of $606.1 million. The extremely short durations of the MBS portfolio and the Company's ability to swiftly effectuate profitable sale transactions further protect the balance sheet against market value volatility in a rising rate environment.

Further, during the second quarter of 2003, the Company continued to experience favorable turnover in its CD portfolio, with $615.3 million in CDs maturing at a weighted average rate of 2.22%, and $634.1 million in new CDs being issued at a weighted average rate of 1.36%. Over the next 12 months, the Company expects the margin to be beneficially impacted by $1.95 billion of maturing CDs at a weighted average rate of 2.33%. The Company also expects to renew a significant number of these maturing CDs with terms of two years or less at rates ranging from 0.80% to 1.50%.

----------------
  NON-INTEREST
    INCOME
---------------
Non-interest income, excluding securities gains and joint venture income, for the second quarter of 2003 totaled $7.4 million, up $736,000, or 11.1%, on a linked quarter basis and up 8.7% from the prior year quarter. Fees and service charges increased $889,000, or 20.5%, versus the first quarter of 2003, and increased 16.4% from the quarter ended June 30, 2002. For the six months ended June 30, 2003, fees and service charges increased $1.3 million, or 16.0%. These increases reflect the continued success of the Company's alternative investment sales and income generated from service charges on deposit accounts, which continue to be enhanced through Roslyn's de novo branching strategy and the success of its high performance checking campaign.

The Company once again proves to be a highly efficient operator, with a second quarter efficiency ratio of 28.59%. Since December 2000, the Company has expanded its branch network by 54%, while bettering its efficiency by 14%. The Company continues to be a model of efficiency while at the same time employing its active de novo program, which dictates increased investments in personnel and facilities. Roslyn's efficiency ratio on a cash basis was 25.34% and 24.68% for the quarters ended June 30, 2003 and 2002.

General and administrative expenses for the quarter ended June 30, 2003 decreased by $3.4 million to $19.8 million as compared with the quarter ended June 30, 2002, resulting in a general and administrative expense to average asset ratio of 0.70% for the current quarter. The decrease in the current period primarily reflects lower performance compensation and stock-based benefit costs, as well as reduced marketing and other operating expenses, which were partially offset by an increase in occupancy and equipment expenses. The increase in occupancy and equipment expense was due to five de novo branch openings since June 2002.

General and administrative expenses for the six months ended June 30, 2003 also decreased by $5.5 million to $40.8 million as compared to the prior year period. General and administrative expenses for the six-month period also reflect decreased compensation costs as well a reduction in other operating expenses, partially offset by an increase in occupancy and equipment expenses.

------------------
  ASSET QUALITY
------------------

Non-performing assets totaled $28.2 million at June 30, 2003, down from $42.6 million at December 31, 2002. The Company's non-performing loan and asset ratios were 0.79% and 0.26% at June 30, 2003, when compared to total loans and total assets.

Included in non-performing assets at June 30, 2003 was $3.9 million of non-performing FHA/VA government guaranteed loans, and one commercial credit of $18.6 million, for which the Company continues to allocate an appropriate portion of its loan loss reserve. Excluding these loans, the non-performing asset and loan ratios would be 0.05% and 0.16% evidencing exceptional asset quality. During the current quarter, the Bank increased its allowance for loan losses through a $500,000 provision. Management assesses the level and adequacy of the allowance for loan losses based on an evaluation of known and inherent risks in the loan portfolio and upon continuing analysis of the factors underlying the quality of the loan portfolio.

Roslyn's charge-off history remains stellar. The Company's net charge-offs for the quarter were a negligible $42,000 and $95,000 for the year-to-date period. This translates into 1 basis point of the Company's average loans and is significantly better than its peers. The Company has maintained this pristine charge-off ratio during the entirety of its six-year life as a public entity.

With assets of $10.8 billion at June 30, 2003, Roslyn is among the five largest publicly traded thrift institutions in New York. The Bank operates 37 full service branches throughout Nassau and Suffolk counties on Long Island and the New York City boroughs of Brooklyn, Queens and The Bronx. For an index of Roslyn Bancorp, Inc.'s news releases, or to obtain a specific release, visit us on the worldwide web at www.roslyn.com. In connection with the proposed merger, Roslyn Bancorp, Inc. will be suspending its practice of hosting a post-earnings conference call this quarter.

--------------------
  FORWARD LOOKING
  STATEMENTS AND
   RISK FACTORS
--------------------

STATEMENTS CONTAINED IN THIS NEWS RELEASE MAY BE FORWARD-LOOKING STATEMENTS, AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS, AND ALL OTHER STATEMENTS THAT MAY BE MADE IN THE NEWS RELEASE ARE NOT HISTORICAL FACTS, ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS, WHICH INCLUDE, BUT ARE NOT LIMITED TO, FACTORS DISCUSSED IN DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," AND "POTENTIAL." EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, EXPECTED OR ANTICIPATED REVENUE, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY THAT ARE SUBJECT TO VARIOUS FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE ESTIMATES. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS; CHANGES IN INTEREST RATES; DEPOSIT FLOWS; THE LEVEL OF DEFAULTS, LOSSES AND PREPAYMENTS ON LOANS HELD BY THE COMPANY IN PORTFOLIO OR SOLD IN THE SECONDARY MARKETS; LOAN DEMAND; REAL ESTATE VALUES; COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, PRACTICES OR GUIDELINES; CHANGES IN LEGISLATION OR

REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY, AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES. FORWARD-LOOKING STATEMENTS ALSO INCLUDE, WITHOUT LIMITATION, THOSE STATEMENTS RELATING THE ANTICIPATED EFFECTS OF THE COMPANY'S PROPOSED MERGER WITH NEW YORK COMMUNITY BANCORP, INC. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE THE ACTUAL RESULTS OF THE MERGER TO DIFFER MATERIALLY FROM EXPECTATIONS:
THE ABILITY OF THE COMPANIES TO OBTAIN THE REQUIRED SHAREHOLDER OR REGULATORY APPROVALS OF THE MERGER; THE IMPOSITION OF ANY REGULATORY CONDITIONS OR REQUIREMENTS ON THE MERGER; THE ABILITY OF THE COMPANIES TO CONSUMMATE THE
MERGER; THE ABILITY TO SUCCESSFULLY INTEGRATE THE COMPANIES FOLLOWING THE MERGER, INCLUDING INTEGRATION OF DATA PROCESSING SYSTEMS AND RETENTION OF KEY PERSONNEL; A MATERIALLY ADVERSE CHANGE IN THE FINANCIAL CONDITION, OPERATIONS, OR PROJECTED OR ACTUAL EARNINGS OF EITHER COMPANY; THE ABILITY TO FULLY REALIZE THE EXPECTED COST SAVINGS AND REVENUES; THE ABILITY TO REALIZE THE EXPECTED COST SAVINGS AND REVENUES ON A TIMELY BASIS; AND ANY MATERIAL CHANGE IN THE LOCAL MARKETS IN WHICH EACH COMPANY OPERATES.

THE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE OF THE PRESS RELEASE, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

ROSLYN BANCORP, INC. AND NEW YORK COMMUNITY BANCORP, INC. WILL BE FILING A JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS CONCERNING THE MERGER WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. INVESTORS WILL BE ABLE TO OBTAIN THESE DOCUMENTS FREE OF CHARGE AT THE SEC'S WEB SITE (WWW.SEC.GOV). IN ADDITION, DOCUMENTS FILED WITH THE SEC BY ROSLYN BANCORP, INC. WILL BE AVAILABLE FREE OF CHARGE FROM THE INVESTOR RELATIONS DEPARTMENT AT ROSLYN BANCORP, INC., ONE JERICHO PLAZA, JERICHO, NY 11753. DOCUMENTS FILED WITH THE SEC BY NEW YORK COMMUNITY BANCORP, INC. WILL BE AVAILABLE FREE OF CHARGE FROM THE INVESTOR RELATIONS DEPARTMENT AT NEW YORK COMMUNITY BANCORP, INC., 615 MERRICK AVENUE, WESTBURY, NY 11590.

THE DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN OTHER MEMBERS OF MANAGEMENT OF ROSLYN BANCORP, INC. AND NEW YORK COMMUNITY BANCORP, INC. MAY BE SOLICITING PROXIES IN FAVOR OF THE MERGER FROM THE COMPANIES' RESPECTIVE SHAREHOLDERS. FOR INFORMATION ABOUT THESE DIRECTORS, EXECUTIVE OFFICERS, AND MEMBERS OF MANAGEMENT, SHAREHOLDERS ARE ASKED TO REFER TO THE MOST RECENT PROXY STATEMENTS ISSUED BY THE RESPECTIVE COMPANIES, WHICH ARE AVAILABLE ON THEIR WEB SITES AND AT THE ADDRESSES PROVIDED IN THE PRECEDING PARAGRAPH.


                               (Tables to Follow)



                              ROSLYN BANCORP, INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                       ASSETS                                               JUNE 30,     DECEMBER 31,     JUNE 30,
                                       ------                                                2003           2002           2002
===================================================================================================================================
Cash and cash equivalents:
  Cash and cash items                                                                  $      11,673    $    13,249    $    10,031
  Due from banks                                                                              58,355         55,740         72,745
-----------------------------------------------------------------------------------------------------------------------------------
     Total cash and cash equivalents                                                          70,028         68,989         82,776
Money market investments                                                                           -        102,000          4,600
Securities:
  Debt securities held-to-maturity, net (fair value of $279,798 and $377,393 at June
     30, 2003 and December 31, 2002, respectively)                                           283,491        374,763              -
  Debt and equity securities available-for-sale, net                                       1,047,628      1,520,187      1,259,196
  Mortgage-backed and mortgage related securities available-for-sale, net                  5,509,183      5,418,706      4,769,282
-----------------------------------------------------------------------------------------------------------------------------------
     Total securities                                                                      6,840,302      7,313,656      6,028,478
Federal Home Loan Bank of New York stock, at cost                                             83,290         97,040         94,890
Loans held-for-sale                                                                            5,969         11,636          4,455
Loans receivable held for investment, net:
  Real estate loans, net                                                                   3,271,741      2,853,275      3,111,725
  Consumer and other loans, net                                                              280,467        303,411        289,253
-----------------------------------------------------------------------------------------------------------------------------------
     Total loans receivable held for investment, net                                       3,552,208      3,156,686      3,400,978
  Allowance for loan losses                                                                  (44,326)       (43,421)       (42,019)
-----------------------------------------------------------------------------------------------------------------------------------
     Total loans receivable held for investment, net of allowance for loan losses          3,507,882      3,113,265      3,358,959
Banking house and equipment, net                                                              40,681         39,558         35,084
Accrued interest receivable                                                                   54,802         58,268         60,204
Deferred tax asset, net                                                                        7,557         19,524         19,318
Other assets                                                                                 198,938        196,283        197,921
-----------------------------------------------------------------------------------------------------------------------------------
     Total assets                                                                      $  10,809,449    $11,020,219    $ 9,886,685
===================================================================================================================================

                  LIABILITIES AND STOCKHOLDERS' EQUITY
                  ------------------------------------
Liabilities:
  Deposits:
     Savings accounts                                                                  $   1,294,058    $ 1,194,836    $   995,092
     Certificates of deposit                                                               3,379,231      3,129,469      3,147,417
     Money market accounts                                                                   830,689        863,457        508,597
     Interest-bearing demand deposit accounts                                                342,314        309,724        285,381
     Demand deposit accounts                                                                 238,823        213,364        209,565
-----------------------------------------------------------------------------------------------------------------------------------
       Total deposits                                                                      6,085,115      5,710,850      5,146,052
  Official checks outstanding                                                                 39,541         38,350         30,896
  Borrowed funds:
     Reverse-repurchase agreements                                                         2,410,299      2,948,587      2,278,531
     Senior notes                                                                            189,784        189,759         75,000
     Other borrowings                                                                      1,380,798      1,380,801      1,612,804
  Accrued interest payable and dividends                                                      28,467         28,067         30,334
  Mortgagors' escrow and security deposits                                                    20,413         24,296         26,806
  Accrued taxes payable                                                                       12,465         18,946         12,198
  Accrued expenses and other liabilities                                                      41,648         41,049         39,735
-----------------------------------------------------------------------------------------------------------------------------------
     Total liabilities                                                                    10,208,530     10,380,705      9,252,356
-----------------------------------------------------------------------------------------------------------------------------------

Guaranteed preferred beneficial interest in junior subordinated debentures                    63,000         63,000         63,000

Stockholders' equity:
  Preferred stock, $0.01 par value, 10,000,000 shares authorized; none issued                      -              -              -
  Common stock, $0.01 par value, 200,000,000 shares authorized; 118,811,472 shares issued; 75,826,918,  80,752,923 and 83,684,198 shares outstanding at June 30, 2003,
    December 31, 2002 and June 30, 2002, respectively                                          1,188          1,188          1,188
  Additional paid-in-capital                                                                 509,800        509,053        508,329
  Retained earnings - partially restricted                                                   728,088        682,853        631,319
  Net unrealized gain on securities available-for-sale, net of tax                            20,961          4,047          2,854
  Unallocated common stock held by Employee Stock Ownership Plan                             (42,147)       (43,044)       (43,941)
  Unearned common stock held by Stock-Based Incentive Plan                                   (15,266)        (3,575)        (5,180)
  Common stock held by Supplemental Executive Retirement Plan, at cost                        (3,235)        (5,997)        (6,230)
  Treasury stock, at cost                                                                   (661,470)      (568,011)      (517,010)
-----------------------------------------------------------------------------------------------------------------------------------
       Total stockholders' equity                                                            537,919        576,514        571,329
-----------------------------------------------------------------------------------------------------------------------------------
       Total liabilities and stockholders' equity                                      $  10,809,449    $11,020,219    $ 9,886,685
===================================================================================================================================


                              ROSLYN BANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                         --------------------------------------------------------------------
                                                              JUNE 30,    MARCH 31,     DEC. 31,     SEPT. 30,     JUNE 30,
                                                               2003         2003         2002         2002          2002
==============================================================================================================================
 INTEREST INCOME:
     Money market investments                            $      170     $     185     $      213    $      326      $     342
     Debt and equity securities                              20,922        24,351         28,093        22,696         23,669
     Mortgage-backed and mortgage related
         securities                                          65,921        75,559         74,736        73,045         68,389
     Real estate loans                                       49,579        47,510         50,006        53,048         54,812
     Consumer and other loans                                 3,192         3,343          3,647         4,035          4,301
-------------------------------------------------------------------------------------------------------------------------------
        Total interest income                               139,784       150,948        156,695       153,150        151,513
-------------------------------------------------------------------------------------------------------------------------------
 INTEREST EXPENSE:
     Deposits                                                31,047        33,143         33,169        33,802         32,797
     Borrowed funds                                          47,040        47,356         49,226        50,076         48,713
-------------------------------------------------------------------------------------------------------------------------------
        Total interest expense                               78,087        80,499         82,395        83,878         81,510
-------------------------------------------------------------------------------------------------------------------------------
 Net interest income before provision for loan losses        61,697        70,449         74,300        69,272         70,003
 Provision for loan losses                                      500           500            750           750            750
-------------------------------------------------------------------------------------------------------------------------------
 Net interest income after provision for loan losses         61,197        69,949         73,550        68,522         69,253
-------------------------------------------------------------------------------------------------------------------------------
 NON-INTEREST INCOME:
     Fees and service charges                                 5,236         4,347          4,460         4,167          4,497
     Net gains on securities                                  4,151         3,484         10,140            52             15
     Joint venture (loss) income                                  -           (80)         3,636         3,661          5,234
     Other non-interest income                                2,151         2,304          2,305         2,309          2,297
-------------------------------------------------------------------------------------------------------------------------------
        Total non-interest income                            11,538        10,055         20,541        10,189         12,043
-------------------------------------------------------------------------------------------------------------------------------
 NON-INTEREST EXPENSE:
     General and administrative expenses:
        Compensation and employee benefits                   11,080        12,188         13,678        13,669         13,927
        Occupancy and equipment                               3,611         3,827          3,586         3,280          3,193
        Deposit insurance premiums                              234           236            235           225            209
        Advertising and promotion                               500           640            984           983            744
        Other non-interest expenses                           4,325         4,197          5,013         3,710          5,111
-------------------------------------------------------------------------------------------------------------------------------
          Total general and administrative expenses          19,750        21,088         23,496        21,867         23,184
     Amortization of intangible assets                           32            31             31            32             32
     Real estate operations, net                                 16            59             10             8             (9)
     Capital trust securities                                   860           851            870           954            943
     Prepayment penalties on debt extinguishments                 -         1,502          7,331             -                   -
-------------------------------------------------------------------------------------------------------------------------------
        Total non-interest expense                           20,658        23,531         31,738        22,861         24,150
-------------------------------------------------------------------------------------------------------------------------------
 Income before provision for income taxes                    52,077        56,473         62,353        55,850         57,146
 Provision for income taxes                                  16,465        19,015         22,264        19,858         20,405
-------------------------------------------------------------------------------------------------------------------------------
 NET INCOME                                              $   35,612     $  37,458     $   40,089 $      35,992       $ 36,741
-------------------------------------------------------------------------------------------------------------------------------
 BASIC EARNINGS PER COMMON SHARE                         $     0.49     $    0.50     $     0.52          0.46       $   0.46
-------------------------------------------------------------------------------------------------------------------------------
 DILUTED EARNINGS PER COMMON SHARE                       $     0.49     $    0.50     $     0.51          0.45       $   0.45
-------------------------------------------------------------------------------------------------------------------------------



                                      ROSLYN BANCORP, INC.
                                CONSOLIDATED STATEMENTS OF INCOME
                                           (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                          FOR THE SIX MONTHS ENDED JUNE 30,
                                                                      ----------------------------------------
                                                                               2003                 2002
==============================================================================================================
INTEREST INCOME:
  Money market investments                                           $               355  $              797
  Debt and equity securities                                                      45,273              46,952
  Mortgage-backed and mortgage related securities                                141,480             123,768
  Real estate loans                                                               97,089             112,263
  Consumer and other loans                                                         6,535               8,665
--------------------------------------------------------------------------------------------------------------
     Total interest income                                                       290,732             292,445
--------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
  Deposits                                                                        64,190              63,979
  Borrowed funds                                                                  94,396              93,964
--------------------------------------------------------------------------------------------------------------
     Total interest expense                                                      158,586             157,943
--------------------------------------------------------------------------------------------------------------
Net interest income before provision for loan losses                             132,146             134,502
Provision for loan losses                                                          1,000               1,500
--------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                              131,146             133,002
--------------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
  Fees and service charges                                                         9,583               8,264
  Net gains on securities                                                          7,635                  65
  Joint venture (loss) income                                                        (80)             10,197
  Other non-interest income                                                        4,455               4,449
--------------------------------------------------------------------------------------------------------------
     Total non-interest income                                                    21,593              22,975
--------------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
  General and administrative expenses:
     Compensation and employee benefits                                           23,268              27,779
     Occupancy and equipment                                                       7,438               6,362
     Deposit insurance premiums                                                      470                 421
     Advertising and promotion                                                     1,140               1,741
     Other non-interest expenses                                                   8,522              10,082
--------------------------------------------------------------------------------------------------------------
       Total general and administrative expenses                                  40,838              46,385
--------------------------------------------------------------------------------------------------------------
   Amortization of intangible assets                                                  63                  63
   Real estate operations, net                                                        75                (83)
   Capital trust securities                                                        1,711               1,067
   Prepayment penalties on debt extinguishments                                    1,502                   -
--------------------------------------------------------------------------------------------------------------
       Total non-interest expense                                                 44,189              47,432
--------------------------------------------------------------------------------------------------------------
Income before provision for income taxes                                         108,550             108,545
Provision for income taxes                                                        35,480              38,220
--------------------------------------------------------------------------------------------------------------
NET INCOME                                                           $            73,070  $           70,325
==============================================================================================================
BASIC EARNINGS PER COMMON SHARE                                      $             1.00   $             0.88
--------------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER COMMON SHARE                                    $             0.98   $             0.86
==============================================================================================================

Basic weighted average shares outstanding                                    73,356,238           79,968,718
Diluted weighted average shares outstanding                                  74,362,226           81,785,640



                                      ROSLYN BANCORP, INC.
                              SELECTED CONSOLIDATED FINANCIAL DATA
                                           (UNAUDITED)

                                                                                      AT OR FOR THE THREE MONTHS ENDED
                                                                  ---------------------------------------------------------------
SELECTED PERFORMANCE RATIOS:                                        JUNE 30,    MARCH 31,    DEC. 31,   SEPT. 30,     JUNE 30,
                                                                      2003        2003        2002        2002         2002
=================================================================================================================================
 Return on average assets                                              1.26 %       1.31 %      1.44 %       1.42 %       1.52 %
 Return on average stockholders' equity                               26.47        26.53       26.84        24.13        26.03
 Net interest rate spread                                              2.11         2.40        2.59         2.63         2.77
 Net interest margin                                                   2.26         2.56        2.77         2.85         3.00
 General and administrative expenses to average assets                 0.70         0.74        0.84         0.86         0.96
 Net interest income to general and administrative expenses          312.39       334.07      316.22       316.79       301.95
 Efficiency ratio                                                     28.59        27.38       27.74        27.54        28.26

NON-GAAP MEASURES (1):
 Return on average stockholders' equity
    (excluding SFAS No. 115) (2)                                      27.35 %      27.14 %     27.31 %      24.62 %      25.77 %
 Net interest rate spread (3)                                          2.12         2.41        2.59         2.63         2.77
 Net interest margin (3)                                               2.30         2.60        2.81         2.89         3.04


                                                                    JUNE 30,    MARCH 31,    DEC. 31,    SEPT. 30,     JUNE 30,
END-OF-PERIOD CAPITALIZATION AND SHARE DATA:                          2003         2003        2002         2002         2002
=================================================================================================================================

 Leverage ratio (Bank only)                                            5.84 %       5.46 %      5.28 %       5.42 %       5.32 %
 Tier 1 risk-based capital ratio (Bank only)                          13.33        12.81       12.21        11.21        10.99
 Total risk-based ratio (Bank only)                                   14.37        13.86       13.15        12.16        11.91
 Book value per share                                           $      7.09   $     7.01  $     7.14   $     7.37   $     6.83
 Tangible book value per share                                         7.08         6.99        7.13         7.36         6.82

 Average number of shares outstanding for:
    Basic earnings per share computations                        72,301,711   74,417,324  77,375,397   78,816,238   79,227,551
    Diluted earnings per share computations                      73,311,980   75,479,677  78,272,212   80,522,763   81,336,851
    Treasury stock repurchases                                    2,472,900    2,453,105   2,729,775      201,500    1,469,599
    Treasury stock share balance                                 42,984,554   40,511,654  38,058,549   35,328,774   35,127,274

 Diluted shares at June 30, 2003                                 72,635,912

(1) Such presentation is not in conformity with generally accepted accounting principles in the United States of America (GAAP), however such presentation the Company believes is useful to investors to gain a better understanding of the Company's core businesses. These non-GAAP measures should be viewed in addition to the Company's GAAP results and not in lieu of such GAAP results.

(2) The calculation excludes the impact on average stockholders' equity related to the net unrealized gain (loss) on securities available-for-sale, net of tax, for each period shown.

(3) The calculation of these ratios includes the Bank Owned Life Insurance
(BOLI) asset as an "other interest-earning asset" and the income related thereto as "interest income." The BOLI asset is classified in the consolidated statement of financial condition as an "other asset" and the income related thereon is classified in the consolidated statement of income as "other non-interest income."


                                              ROSLYN BANCORP, INC.
                                      SELECTED CONSOLIDATED FINANCIAL DATA
                                                   (UNAUDITED)


                                                                                       FOR THE SIX MONTHS ENDED
                                                                                    -----------------------------
                                                                                        JUNE 30,       JUNE 30,
       SELECTED PERFORMANCE RATIOS:                                                       2003          2002
       ==========================================================================================================

        Return on average assets                                                          1.28   %      1.51   %
        Return on average stockholders' equity                                           26.51         24.96
        Net interest rate spread                                                          2.26          2.75
        Net interest margin                                                               2.41          2.99
        General and administrative expenses to average assets                             0.72          0.99
        Net interest income to general and administrative expenses                      323.59        289.97
        Efficiency ratio                                                                 27.95         29.47

       NON-GAAP MEASURES (1):
        Return on average stockholders' equity (excluding SFAS No. 115) (2)              27.25   %     24.57   %
        Net interest rate spread (3)                                                      2.27          2.76
        Net interest margin (3)                                                           2.45          3.03


(1) Such presentation is not in conformity with generally accepted accounting principles in the United States of America (GAAP), however such presentation the Company believes is useful to investors to gain a better understanding of the Company's core businesses. These non-GAAP measures should be viewed in addition to the Company's GAAP results and not in lieu of such GAAP results.

(2) The calculation excludes the impact on average stockholders' equity related to the net unrealized gain (loss) on securities available-for-sale, net of tax, for each period shown.

(3) The calculation of these ratios includes the Bank Owned Life Insurance
(BOLI) asset as an "other interest-earning asset" and the income related thereto as "interest income." The BOLI asset is classified in the consolidated statement of financial condition as an "other asset" and the income related thereon is classified in the consolidated statement of income as "other non-interest income."


                                      ROSLYN BANCORP, INC.
                                     AVERAGE BALANCE SHEETS
                                           (UNAUDITED)

                                                                                     FOR THE THREE MONTHS ENDED
                                                 -----------------------------------------------------------------------------------
                                                                JUNE 30, 2003                                MARCH 31, 2003
                                                 ------------------------------------------    -------------------------------------
                                                                                   AVERAGE                                   AVERAGE
                                                    AVERAGE                        YIELD/         AVERAGE                    YIELD/
                                                    BALANCE        INTEREST         COST          BALANCE        INTEREST     COST
------------------------------------------------------------------------------------------------------------------------------------
                                                                                (Dollars in thousands)
ASSETS:
Interest-earning assets:
  Money market investments                   $         59,694  $          170       1.14  %  $        64,082  $        185    1.15 %
  Debt and equity securities, net                   1,701,885          20,922       4.92           1,785,107        24,351    5.46
  Mortgage-backed and mortgage related
    securities, net                                 5,800,394          65,921       4.55           5,974,989        75,559    5.06
  Real estate loans, net                            3,065,362          49,579       6.47           2,900,442        47,510    6.55
  Consumer and other loans, net                       283,394           3,192       4.51             293,380         3,343    4.56
  Other interest-earning assets (1)                   122,365           1,781       5.82             120,557         1,813    6.02
------------------------------------------------------------------------------------------------------------------------------------
       Total interest-earning assets               11,033,094         141,565       5.13          11,138,557       152,761    5.49
------------------------------------------------------------------------------------------------------------------------------------
Non-interest-earning assets                           294,857                                        296,364
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                 $     11,327,951                                $    11,434,921
====================================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:
  Money market accounts                      $        873,621           3,814       1.75     $       900,399         4,860    2.16
  Savings accounts                                  1,309,311           2,435       0.74           1,253,720         3,283    1.05
  Super NOW and NOW accounts                          326,866             255       0.31             303,315           349    0.46
  Certificates of deposit                           3,373,030          24,543       2.91           3,281,667        24,651    3.00
------------------------------------------------------------------------------------------------------------------------------------
       Total interest-bearing deposits              5,882,828          31,047       2.11           5,739,101        33,143    2.31
  Borrowed funds                                    4,488,447          47,040       4.19           4,724,719        47,356    4.01
------------------------------------------------------------------------------------------------------------------------------------
       Total interest-bearing liabilities          10,371,275          78,087       3.01          10,463,820        80,499    3.08
------------------------------------------------------------------------------------------------------------------------------------
Non-interest-bearing liabilities                      418,625                                        406,336
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                  10,789,900                                     10,870,156
Stockholders' equity                                  538,051                                        564,765
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity   $     11,327,951                                $    11,434,921
====================================================================================================================================
Net interest income/interest rate spread (2)                   $       63,478       2.12  %                   $     72,262    2.41 %
====================================================================================================================================
Net interest margin (2)                                                             2.30  %                                   2.60 %
====================================================================================================================================
Ratio of interest-earning assets to
  interest-bearing liabilities (2)                                                106.38  %                                 106.45 %
====================================================================================================================================

(1) Includes the Bank Owned Life Insurance (BOLI) asset and the income related thereto. The BOLI asset is classified in the consolidated statement of financial condition as an "other asset" and the income related thereon is classified in the consolidated statement of income as "other non-interest income."

(2) The calculation of these ratios includes the Bank Owned Life Insurance
(BOLI) asset and the income related thereto. Such presentation is not in conformity with GAAP, however such presentation the Company believes is useful to investors to gain a better understanding of the Company's core businesses. These non-GAAP measures should be viewed in addition to the Company's GAAP results and not in lieu of such GAAP results.

On a GAAP basis, the net interest rate spread, net interest margin and the ratio of interest-earning assets to interest-bearing liabilities would be as follows:

                                           FOR THE THREE MONTHS ENDED
                                        ---------------------------------
                                              JUNE 30,      MARCH 31,
                                                2003           2003
=========================================================================
                                               (Dollars in thousands)
 Net interest rate spread                       2.11   %       2.40   %
 Net interest margin                            2.26           2.56
 Ratio of interest-earning assets to
   interest-bearing liabilities               105.20         105.30
 Average balance of BOLI                 $   122,365     $  120,557
 Income related to BOLI                        1,781          1,813

                                              ROSLYN BANCORP, INC.
                                             AVERAGE BALANCE SHEETS
                                                   (UNAUDITED)

                                                                                     FOR THE SIX MONTHS ENDED
                                                 -----------------------------------------------------------------------------------
                                                                JUNE 30, 2003                                JUNE 30, 2002
                                                 ------------------------------------------    -------------------------------------
                                                                                   AVERAGE                                   AVERAGE
                                                    AVERAGE                        YIELD/         AVERAGE                    YIELD/
                                                    BALANCE        INTEREST         COST          BALANCE        INTEREST     COST
------------------------------------------------------------------------------------------------------------------------------------
                                                                                (Dollars in thousands)
ASSETS:
Interest-earning assets:
  Money market investments                    $         61,876  $          355       1.15  %  $        95,490  $        797    1.67%
  Debt and equity securities, net                    1,743,266          45,273       5.19           1,295,794        46,952    7.25
  Mortgage-backed and mortgage related
    securities, net                                  5,887,209         141,480       4.81           4,110,412       123,768    6.02
  Real estate loans, net                             2,984,402          97,089       6.51           3,191,071       112,263    7.04
  Consumer and other loans, net                        288,359           6,535       4.53             314,646         8,665    5.51
  Other interest-earning assets (1)                    121,467           3,594       5.92             114,141         3,854    6.75
------------------------------------------------------------------------------------------------------------------------------------
       Total interest-earning assets                11,086,579         294,326       5.31           9,121,554       296,299    6.50
------------------------------------------------------------------------------------------------------------------------------------
Non-interest-earning assets                            294,562                                        216,259
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                  $     11,381,141                                $     9,337,813
====================================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing liabilities:
  Money market accounts                       $        886,937           8,673       1.96     $       446,851         4,244    1.90
  Savings accounts                                   1,281,669           5,717       0.89             990,967         5,424    1.09
  Super NOW and NOW accounts                           315,155             605       0.38             269,621           886    0.66
  Certificates of deposit                            3,327,601          49,195       2.96           2,950,668        53,425    3.62
------------------------------------------------------------------------------------------------------------------------------------
       Total interest-bearing deposits               5,811,362          64,190       2.21           4,658,107        63,979    2.75
  Borrowed funds                                     4,605,930          94,396       4.10           3,786,242        93,964    4.96

------------------------------------------------------------------------------------------------------------------------------------
     Total interest-bearing liabilities             10,417,292         158,586       3.04           8,444,349       157,943    3.74
------------------------------------------------------------------------------------------------------------------------------------
Non-interest-bearing liabilities                       412,514                                        329,887
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                   10,829,806                                      8,774,236
Stockholders' equity                                   551,335                                        563,577
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity    $     11,381,141                                $     9,337,813
====================================================================================================================================
Net interest income/interest rate spread (2)                    $      135,740       2.27  %                   $    138,356    2.76%
====================================================================================================================================
Net interest margin (2)                                                              2.45  %                                   3.03%
====================================================================================================================================
Ratio of interest-earning assets to
  interest-bearing liabilities (2)                                                 106.42  %                                 108.02%
====================================================================================================================================

(1) Includes the Bank Owned Life Insurance (BOLI) asset and the income related thereto. The BOLI asset is classified in the consolidated statement of financial condition as an "other asset" and the income related thereon is classified in the consolidated statement of income as "other non-interest income."

(2) The calculation of these ratios includes the Bank Owned Life Insurance
(BOLI) asset and the income related thereto. Such presentation is not in conformity with GAAP, however such presentation the Company believes is useful to investors to gain a better understanding of the Company's core businesses. These non-GAAP measures should be viewed in addition to the Company's GAAP results and not in lieu of such GAAP results.

On a GAAP basis, the net interest rate spread, net interest margin and the ratio of interest-earning assets to interest-bearing liabilities would be as follows:

                                             FOR THE SIX MONTHS ENDED JUNE 30,
                                        ----------------------------------------
                                                 2003           2002
================================================================================
                                                (Dollars in thousands)
 Net interest rate spread                        2.26   %       2.75   %
 Net interest margin                             2.41           2.99
 Ratio of interest-earning assets to
   interest-bearing liabilities                105.26         106.67
 Average balance of BOLI                    $ 121,467     $  114,141
 Income related to BOLI                         3,594          3,854

                              ROSLYN BANCORP, INC.
                    CASH EARNINGS, RATIOS AND RECONCILIATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Although reported earnings and return on equity are traditional measures of a company's performance, management believes that the growth in tangible equity, or "cash earnings," is also a significant measure of a company's performance. Cash earnings represent the amount by which tangible equity changes each period due to operating results. These items have either been previously charged to equity, as in the case of ESOP and SBIP charges through contra-equity accounts, or do not affect tangible equity, such as the market appreciation of allocated ESOP shares, for which the operating charge is offset by a credit to additional paid-in-capital, and intangible asset amortization for which the related intangible asset has already been deducted in the calculation of tangible equity. Management also believes that cash earnings and cash returns on average stockholders' equity and average assets reflect the Company's ability to generate tangible capital that can be leveraged for future growth and is a critical measure of the Company's ability to repurchase stock, pay dividends and support greater asset and franchise growth. Cash earnings and cash returns on average stockholders' equity and average assets are non- GAAP measures which the Company believes are useful to investors in order to gain an understanding of the trends and the results of operations for the Company's core business. These non-GAAP measures should be viewed in addition to the Company's GAAP results and not in lieu of such GAAP results.

                                                                            FOR THE THREE MONTHS ENDED
                                                       ------------------------------------------------------------------
                                                         JUNE 30,      MARCH 31,      DEC. 31,    SEPT. 30,    JUNE 30,
SELECTED CASH-BASED PERFORMANCE RATIOS:                    2003           2003          2002        2002         2002
=========================================================================================================================
Return on average assets                                   1.34   %       1.38   %      1.50   %      1.50   %     1.64 %
Return on average stockholders' equity                    28.17          27.87         27.88         25.42        28.14
Return on average stockholders' equity
  (excluding SFAS No. 115) (1)                            29.10          28.51         28.36         25.95        27.86
General and administrative expenses to
  average assets                                           0.62           0.67          0.79          0.79         0.84
Net interest income to general and administrative
  expenses                                               352.47         366.46        337.96        347.04       345.80
Efficiency ratio                                          25.34          24.96         25.96         25.14        24.68

                                      QUANTITATIVE CASH-BASED RECONCILIATIONS

                                                                              FOR THE THREE MONTHS ENDED
                                                       ------------------------------------------------------------------
                                                         JUNE 30,      MARCH 31,      DEC. 31,    SEPT. 30,    JUNE 30,
                                                           2003           2003          2002        2002         2002
=========================================================================================================================
Net income on a GAAP basis                              $ 35,612       $ 37,458      $ 40,089      $ 35,992     $ 36,741
Add:
    Employee stock plans amortization expense              2,246          1,864         1,511         1,906        2,940
    Amortization of intangible assets                         32             31            31            32           32
-------------------------------------------------------------------------------------------------------------------------
Cash earnings                                           $ 37,890       $ 39,353      $ 41,631      $ 37,930     $ 39,713
=========================================================================================================================
Basic cash earnings per common share                    $   0.52       $   0.53      $   0.54      $   0.48     $   0.50
=========================================================================================================================
Diluted cash earnings per common share                  $   0.52       $   0.52      $   0.53      $   0.47     $   0.49
=========================================================================================================================

                                                                              FOR THE THREE MONTHS ENDED
                                                       ------------------------------------------------------------------
                                                         JUNE 30,      MARCH 31,      DEC. 31,    SEPT. 30,    JUNE 30,
                                                           2003           2003          2002        2002         2002
=========================================================================================================================
General and administrative expenses on a GAAP basis     $ 19,750       $ 21,088      $ 23,496      $ 21,867    $ 23,184
Less:
    Employee stock plans amortization expense              2,246          1,864         1,511         1,906       2,940
-------------------------------------------------------------------------------------------------------------------------
General and administrative expenses on a cash basis     $ 17,504       $ 19,224      $ 21,985      $ 19,961    $ 20,244
=========================================================================================================================

(1) The calculation excludes the impact on average stockholders' equity related to the net unrealized gain (loss) on securities available-for-sale, net of tax, for each period shown.



                                      ROSLYN BANCORP, INC.
                      CASH EARNINGS, RATIOS AND RECONCILIATIONS (CONTINUED)
                                           (UNAUDITED)
                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                             FOR THE SIX MONTHS ENDED
                                                                         -------------------------------
                                                                              JUNE 30,      JUNE 30,
       SELECTED CASH-BASED PERFORMANCE RATIOS:                                  2003          2002
       =================================================================================================
       Return on average assets                                                  1.36   %       1.63   %
       Return on average stockholders' equity                                   28.02          27.04
       Return on average stockholders' equity
          (excluding SFAS No. 115) (1)                                          28.80          26.62
        General and administrative expenses to average assets                    0.65           0.87
        Net interest income to general and administrative expenses             359.80         331.56
        Efficiency ratio                                                        25.14          25.77

                       QUANTITATIVE CASH-BASED RECONCILIATIONS

                                                                             FOR THE SIX MONTHS ENDED
                                                                         -------------------------------
                                                                              JUNE 30,      JUNE 30,
                                                                                2003          2002
       =================================================================================================
       Net income on a GAAP basis                                         $    73,070     $   70,325
       Add:
           Employee stock plans amortization expense                            4,110          5,819
           Amortization of intangible assets                                       63             63
       -------------------------------------------------------------------------------------------------
       Cash earnings                                                      $    77,243     $   76,207
       =================================================================================================
       Basic cash earnings per common share                               $      1.05     $     0.95
       =================================================================================================
       Diluted cash earnings per common share                             $      1.04     $     0.93
       =================================================================================================

                                                                             FOR THE SIX MONTHS ENDED
                                                                         -------------------------------
                                                                              JUNE 30,      JUNE 30,
                                                                                2003          2002
       =================================================================================================
       General and administrative expenses on a GAAP basis                $     40,838    $   46,385
       Less:
           Employee stock plans amortization expense                             4,110         5,819
       -------------------------------------------------------------------------------------------------
       General and administrative expenses on a cash basis                $     36,728    $   40,566
       =================================================================================================

(1) The calculation excludes the impact on average stockholders' equity related to the net unrealized gain (loss) on securities available-for-sale, net of tax, for each period shown.


                                              ROSLYN BANCORP, INC.
                                              --------------------
                                          LOAN PORTFOLIO COMPOSITION
                                          --------------------------
                                                  (UNAUDITED)
                                                (IN THOUSANDS)

                                                             AT              AT              AT             AT             AT
                                                          JUNE 30,       MARCH 31,        DEC. 31,       SEPT. 30,      JUNE 30,
                                                            2003            2003            2002           2002           2002
==================================================================================================================================
TOTAL LOANS RECEIVABLE, NET:
  One- to four-family                                $    861,810 $    1,066,317         1,300,575 $     1,586,421  $  1,805,250
  Multi-family permanent                                1,228,460        731,291           430,798         359,381       289,432
  Commercial real estate                                  693,407        716,473           698,720         652,791       598,429
  Construction and development                            484,893        457,817           423,119         433,375       402,458
  Home equity and second mortgage                         171,869        184,091           192,780         196,244       190,104
  Consumer and other                                      107,015        100,446           106,323          94,199        84,855
  Automobile leases                                           317            480             3,189           8,165        20,292
  Net deferred loan origination costs                      10,406         10,636            12,818          13,526        14,613
----------------------------------------------------------------------------------------------------------------------------------
     Total loans receivable, net                     $  3,558,177 $    3,267,551         3,168,322 $     3,344,102     3,405,433
==================================================================================================================================

                                          LOAN ACTIVITY
                                           (UNAUDITED)
                                         (IN THOUSANDS)

                                                                                  FOR THE THREE MONTHS ENDED
                                                           -----------------------------------------------------------------------
                                                             AT              AT              AT             AT             AT
                                                          JUNE 30,       MARCH 31,        DEC. 31,       SEPT. 30,      JUNE 30,
                                                            2003            2003            2002           2002           2002
==================================================================================================================================
ORIGINATIONS:
  One- to four-family                                  $    50,973   $    64,336      $      53,681   $     34,524    $   30,083
  Multi-family permanent                                   488,523       312,837            101,064         77,730        35,546
  Commercial real estate                                    26,698        34,939             58,747         49,628        24,632
  Construction and development:
     One- to four-family                                    36,252        21,612             32,816         34,385        30,508
     Multi-family                                           47,158        58,998             38,392         38,238        40,964
     Commercial                                             10,264        34,188              9,114          6,333        19,384
  Home equity and second mortgage                           10,218        14,843             19,978         22,247        26,541
  Consumer and other                                        12,788         9,702             24,392         17,866         9,303
-----------------------------------------------------------------------------------------------------------------------------------
     Total loans originated                                682,874       551,455            338,184         280,951      216,961
-----------------------------------------------------------------------------------------------------------------------------------
SALES AND PRINCIPAL REDUCTIONS:
  Sales                                                     55,801        62,079             49,483         32,262        31,284
  Principal reductions                                     336,217       387,965            463,773         308,933      287,738
-----------------------------------------------------------------------------------------------------------------------------------
     Total sales and principal reductions                  392,018       450,044            513,256         341,195      319,022
-----------------------------------------------------------------------------------------------------------------------------------
     Increase (decrease) before net deferred items     $   290,856   $   101,411      $    (175,072)  $    (60,244)   $ (102,061)
==================================================================================================================================

                                                                      19


                                              ROSLYN BANCORP, INC.
                               NON-PERFORMING ASSETS AND ALLOWANCE FOR LOAN LOSSES
                                                   (UNAUDITED)

                                                             AT              AT                 AT               AT           AT
                                                          JUNE 30,        MARCH 31,          DEC. 31,        SEPT. 30,     JUNE 30,
                                                            2003            2003               2002             2002         2002
   =================================================================================================================================
   NON-PERFORMING ASSETS:                                                                (In thousands)
     One- to four-family                               $   4,409   $       4,492      $      5,110       $       5,371  $    6,402
     Commercial real estate                               19,262          19,265            32,894              33,658      33,737
     Multi-family                                              -               -                 -                   -           -
     Home equity                                             285             280               223                 279         224
     Consumer                                                132              94                41                  57          76
   ---------------------------------------------------------------------------------------------------------------------------------
        Total non-accrual loans                           24,088          24,131            38,268              39,365      40,439
     Loans past due 90 days or more and still
        accruing (government guaranteed loans)             3,883           3,650             3,597               4,533       4,079
   ---------------------------------------------------------------------------------------------------------------------------------
        Total non-performing loans                        27,971          27,781            41,865              43,898      44,518
     Real estate owned, net                                  212             706               717                 622         808
   ---------------------------------------------------------------------------------------------------------------------------------
        Total non-performing assets                       28,183          28,487            42,582              44,520      45,326
     Less government guaranteed loans                     (3,883)         (3,650)           (3,597)             (4,533)     (4,079)
   ---------------------------------------------------------------------------------------------------------------------------------
        Adjusted non-performing assets                $   24,300   $      24,837     $      38,985              39,987      41,247
   =================================================================================================================================

   ASSET QUALITY RATIOS:
     Non-performing assets as a percent of total assets     0.26 %          0.26 %            0.39 %              0.41  %     0.46 %
     Non-performing loans as a percent of total loans       0.79            0.85              1.33                1.32        1.31
     Allowance for loan losses as a percent of total loans  1.25            1.35              1.38                1.28        1.24
      Allowance for loan losses as a percent of total
        non-performing loans                              158.47          157.91            103.72               97.29       94.39

     ASSET QUALITY RATIOS, EXCLUDING GUARANTEED LOANS:
     Non-performing assets as a percent of total assets     0.22 %          0.23 %            0.35 %              0.37  %     0.42 %
     Non-performing loans as a percent of total loans       0.68            0.74              1.21                1.18        1.19
      Allowance for loan losses as a percent of total
        non-performing loans                              184.02          181.79            113.47              108.50      103.91

                                                                                      FOR THE THREE MONTHS ENDED
                                                         ---------------------------------------------------------------------------
                                                          JUNE 30,        MARCH 31,          DEC. 31,        SEPT. 30,     JUNE 30,
                                                            2003            2003               2002             2002         2002
   =================================================================================================================================
     ALLOWANCE FOR LOAN LOSSES:                                                           (In thousands)
       Balance at beginning of period                 $   43,868    $     43,421       $     42,710      $   42,019    $    41,282
       Provision for loan losses                             500             500                750             750            750
       Charge-offs:
          One- to four-family                                  -               -                  -               -              -
          Commercial real estate                               -               -                  -               -              -
          Consumer                                            66              76                 53              68             45
     -------------------------------------------------------------------------------------------------------------------------------
            Total charge-offs                                 66              76                 53              68             45
     -------------------------------------------------------------------------------------------------------------------------------
       Recoveries:
          One- to four-family                                  -               -                  -               -              -
          Commercial real estate                               -               -                  -               -              -
          Consumer                                            24              23                 14               9             32
     -------------------------------------------------------------------------------------------------------------------------------
            Total recoveries                                  24              23                 14               9             32
     -------------------------------------------------------------------------------------------------------------------------------
       Net charge-offs                                       (42)            (53)               (39)            (59)           (13)
     -------------------------------------------------------------------------------------------------------------------------------
       Balance at end-of-period                       $   44,326    $     43,868       $     43,421          42,710    $    42,019
   =================================================================================================================================

       Ratio of net charge-offs to average loans            0.01    %       0.01     %         0.00     %      0.01    %      0.00 %



                                                             20